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                      MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


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                      MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                        SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  TABLE OF CONTENTS

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ARTICLE 1. ESTABLISHMENT AND PURPOSE . . . . . . . . . . . . . . . . . . . . 1

     Section 1.1 - Establishment . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.2 - Purpose . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2. DEFINITIONS, GENDER, AND NUMBER . . . . . . . . . . . . . . . . . 2

     Section 2.1 - Definitions . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 2.2 - Gender and Number . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 3. PARTICIPATION AND ELIGIBILITY FOR BENEFITS  . . . . . . . . . . . 7

     Section 3.1 - Who May Participate . . . . . . . . . . . . . . . . . . . 7
     Section 3.2 - Time and Conditions of Participation  . . . . . . . . . . 7
     Section 3.3 - Termination of Participation  . . . . . . . . . . . . . . 7
     Section 3.4 - Effect of Termination of Employment Prior to
                    Early Retirement Date  . . . . . . . . . . . . . . . . . 8
     Section 3.5 - Effect of Disability  . . . . . . . . . . . . . . . . . . 8
     Section 3.6 - Reemployment  . . . . . . . . . . . . . . . . . . . . . . 8
     Section 3.7 - Forfeiture for Misconduct . . . . . . . . . . . . . . . . 9
     Section 3.8 - Missing Persons . . . . . . . . . . . . . . . . . . . . . 9
     Section 3.9 - Relationship to Other Plans . . . . . . . . . . . . . . .10

ARTICLE 4. BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     Section 4.1 - Normal Benefit Amount . . . . . . . . . . . . . . . . . .10
     Section 4.2 - Forms of Benefit  . . . . . . . . . . . . . . . . . . . .12
     Section 4.3 - Value of Benefits Upon Normal Retirement Date . . . . . .13
     Section 4.4 - Value of Benefits Upon Early Retirement . . . . . . . . .13
     Section 4.5 - Effect of Incompetency  . . . . . . . . . . . . . . . . .14
     Section 4.6 - No Interest Payable . . . . . . . . . . . . . . . . . . .14

ARTICLE 5. BENEFICIARY DESIGNATION . . . . . . . . . . . . . . . . . . . . .14

     Section 5.1 - Designation by Participant  . . . . . . . . . . . . . . .14
     Section 5.2 - Failure to Designate Beneficiary  . . . . . . . . . . . .15
     Section 5.3 - Death of Beneficiary  . . . . . . . . . . . . . . . . . .15
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ARTICLE 6. FUNDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

     Section 6.1 - Source of Benefits  . . . . . . . . . . . . . . . . . . .16
     Section 6.2 - No Claim on Specific Assets . . . . . . . . . . . . . . .16

ARTICLE 7. ADMINISTRATION AND EXPENSES . . . . . . . . . . . . . . . . . . .16

     Section 7.1 - Administration  . . . . . . . . . . . . . . . . . . . . .16
     Section 7.2 - Powers of Committee . . . . . . . . . . . . . . . . . . .16
     Section 7.3 - Claims Procedure  . . . . . . . . . . . . . . . . . . . .17
     Section 7.4 - Delegation  . . . . . . . . . . . . . . . . . . . . . . .18
     Section 7.5 - Reports and Records . . . . . . . . . . . . . . . . . . .18
     Section 7.6 - Expenses  . . . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE 8. AMENDMENTS AND TERMINATION  . . . . . . . . . . . . . . . . . . .19

     Section 8.1 - Amendments  . . . . . . . . . . . . . . . . . . . . . . .19
     Section 8.2 - Termination . . . . . . . . . . . . . . . . . . . . . . .19

     ARTICLE 9. ACCELERATION OF VESTING AND ACCRUAL  . . . . . . . . . . . .19

     Section 9.1 - Accelerated Vesting and Accrual . . . . . . . . . . . . .19
     Section 9.2 - Early Distribution  . . . . . . . . . . . . . . . . . . .21
     Section 9.3 - Change in Control . . . . . . . . . . . . . . . . . . . .21

     ARTICLE 10. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .22

     Section 10.1 - No Guaranty of Employment  . . . . . . . . . . . . . . .22
     Section 10.2 - Release  . . . . . . . . . . . . . . . . . . . . . . . .22
     Section 10.3 - Notices  . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 10.4 - Non-Alienation . . . . . . . . . . . . . . . . . . . . .23
     Section 10.5 - Captions . . . . . . . . . . . . . . . . . . . . . . . .23
     Section 10.6 - Applicable Law . . . . . . . . . . . . . . . . . . . . .23
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                     MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     (AMENDED AND RESTATED AS OF MAY 14, 1997)

                         ARTICLE 1. ESTABLISHMENT AND PURPOSE

     SECTION 1.1 ESTABLISHMENT. Midwest Medical Insurance Holding Company ("Company"), through its predecessor, Minnesota Medical Management, Inc., established a nonqualified supplemental retirement income plan for the benefit of specified Executive Employees of the Company effective as of March 1, 1986. This plan was originally known as the MINNESOTA MEDICAL MANAGEMENT, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan"). The Plan is intended to be an unfunded pension plan maintained primarily for the purposes of providing additional retirement income for a select group of highly compensated employees, as described in Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. The Company hereby amends and restates the Plan, which is now known as the MIDWEST MEDICAL INSURANCE HOLDING COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The restatement is effective May 14, 1997, and shall apply only to Participants who are in the employ of the Company on May 14, 1997, or are hired after May 14, 1997.

     SECTION 1.2 PURPOSE. The purpose of the Plan is to supplement the benefits payable to Participants and their Beneficiaries under the federal Social Security Act, the Midwest Medical Insurance Holding Company 1986 Pension Plan, and the Polaris Qualified Pension Plan.


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                      ARTICLE 2. DEFINITIONS, GENDER, AND NUMBER

     SECTION 2.1 DEFINITIONS. Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning, and when the defined meaning is intended, the term is capitalized:

          (a) "AGE" of a Participant means the number of whole calendar years that have elapsed since the date of the Participant's birth.

          (b) "AVERAGE MONTHLY COMPENSATION" for a Participant means the quotient of the total Compensation of such Participant for the Participant's Compensation Reference Period divided by the number of complete months in the Compensation Reference Period.

          (c) "BENEFICIARY" means the persons or trusts designated by a Participant in writing pursuant to Section 5.1 of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant, or, in the absence of such designation, the persons specified in Section 5.2 of the Plan.

          (d) "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of the Company as constituted at the relevant time.

          (e) "CODE" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

          (f)  "COMMITTEE"  means the administrative committee referred to in
     Article 7 consisting of the Chairman, Vice Chairman and Secretary of the Board


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     and the President and Chief Financial Officer of the Company. The Chairman
     and Secretary of the Board shall serve as chairman and secretary of the Committee, respectively. The Committee shall be designated the Company's Executive Retirement Committee. A member of the Committee who is also a Participant shall not participate in any decision of the Committee that affects the Participant's rights under the Plan, unless the decision affects all Participants.

          (g)  "COMPANY"  means Midwest Medical Insurance Holding Company.

          (h) "COMPENSATION" of a Participant with respect to any period of time means the sum of the Participant's base salary, pay for overtime, bonuses, and vacation pay, all as determined prior to any salary reduction contributions to plans described in Sections 125, 401(k), or 403(b) of the Code, earned by the Participant during such period.

          (i) "COMPENSATION REFERENCE PERIOD" for a Participant means the five non-overlapping periods of twelve (12) consecutive calendar months -- within the one hundred twenty (120) consecutive calendar months immediately preceding the Participant's termination of employment -- during which the Participant earned the greatest Compensation. It is not necessary that the five 12-month periods be consecutive or that they each begin with the same calendar month. The periods shall be deemed "non-overlapping" as long as no single month is counted more than once in determining a Participant's Compensation. If the Participant has completed sixty (60) months of employment with the


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     Employer but has not completed one hundred twenty (120) months of employment, the Compensation Reference Period shall be the five non-overlapping periods of twelve (12) consecutive calendar months during which the Participant earned the greatest Compensation. If the Participant has not completed sixty (60) months of employment with the Employer, the Compensation Reference Period shall be the period from the Participant's first Hour of Service to his termination of employment, disregarding incomplete months at either end of such period.

          (j) "EARLY RETIREMENT DATE" of a Participant means the first day of the first calendar month commencing on or after (i) the date the Participant reaches the Age of 55 while in the employ of the Company, and
     (ii) the date the Participant completes at least ten (10) Years of Service.

          (k) "EFFECTIVE DATE" means the date on which the Plan became effective, i.e., March 1, 1986.

          (l) "ENTRY DATE" for any Participant shall be his first day of employment as a Participant.

          (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (n) "EXECUTIVE EMPLOYEE" means a person employed on a full time basis by the Company as an officer with substantial responsibility in the management of the business of the Company.


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          (o)  "HOURS OF SERVICE" means hours of service determined in accordance with the provisions of the Midwest Medical Insurance Holding Company 1986 Pension Plan. Participants shall receive credit for service with North Star Casualty Service, Inc. and American Health Systems, Inc. prior to employment with Company. The dates from which Hours of Service will be counted for certain Participants are set forth in Schedule A.

          (p) "NORMAL RETIREMENT DATE" of a Participant means the first day of the first calendar month commencing on or after the date Participant reaches the Age of 62.

          (q) "PARTICIPANT" means only an Executive Employee of the Company who is specifically designated as a Participant by action of the Committee. The individuals listed on Schedule A, who have been selected by the Board, are active Participants as of the effective date of this restatement of the Plan.

          (r) "PLAN" means the "Midwest Medical Insurance Holding Company Supplemental Executive Retirement Plan" as set forth herein and as amended or restated from time to time.

          (s) "PRIMARY SOCIAL SECURITY BENEFIT" means the monthly primary old-age insurance benefit which a Participant is or would be entitled to receive under the federal Social Security Act. For this purpose, it shall be assumed that the Participant applies for such benefit and does not disqualify himself from receiving it by reason of earnings he may receive in excess of any earnings limit

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     on full entitlement to benefits or any other reason within the control of the Participant.

          For purposes of determining the Primary Social Security Benefit amount in any case in which the Employee's termination of employment occurs prior to his sixty-second birthday, the Primary Social Security Benefit shall be determined in the same manner as in the case of termination of employment at his sixty-second birthday, except that the computation shall be made on the assumption that he will continue to receive, until his sixty-second birthday, annual compensation that would be treated as wages for purposes of the federal Social Security Act at the same rate as his compensation for the Plan Year ending with or next preceding the date of his termination of employment, that the federal Social Security Act as in effect on the last day of the month coincident with or immediately preceding his termination of employment will remain unchanged until his sixty-second birthday, and that the primary monthly old-age insurance benefit will be computed as of his sixty-second birthday.

          (t) "STANDARD FORM OF BENEFIT," as to any Participant, means an annuity providing monthly payments for the life of the Participant, with a ten (10) year minimum term, commencing on the first day of the first month in which such benefit is payable.

          (u) "TARGET PERCENTAGE" of any individual who is a Participant as of May 14, 1997, means seventy percent (70%). For a Participant whose Entry Date is later than May 14, 1997, the Participant's Target Percentage shall be seventy

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     percent (70%) unless a different Target Percentage has been designated by the Committee.

          (v) "YEARS OF SERVICE" of a Participant means the number of consecutive twelve-month periods (including periods prior to the Effective Date of this Plan) commencing on the date of the Participant's first Hour of Service (and anniversaries thereof) and ending on the date of his termination of employment, plus any additional Years of Service granted pursuant to Article 9. Fractional Years of Service shall be counted by crediting the Participant with one-twelfth of a Year of Service for each calendar month during which the Participant is employed by the Company for at least 16 days, including weekends and holidays.

     SECTION 2.2 GENDER AND NUMBER. Except as otherwise indicated by context, masculine terminology used herein also includes the feminine and neuter, and terms used in the singular may also include the plural.


                ARTICLE 3. PARTICIPATION AND ELIGIBILITY FOR BENEFITS

     SECTION 3.1 WHO MAY PARTICIPATE. Participation in the Plan (as restated herein) shall be limited to those Executive Employees who are listed on Schedule A, attached hereto and made a part hereof, or who are otherwise selected to be Participants by the Committee from time to time in its sole discretion. No person employed by the Company in any capacity shall have a right, solely by reason of such employment, to be a Participant in the Plan.

     SECTION 3.2 TIME AND CONDITIONS OF PARTICIPATION. An eligible Executive Employee shall become a Participant only upon (a) designation as a Participant by action of the Committee

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and (b) compliance with such terms and conditions as the Committee may from time to time establish for the implementation of the Plan, including, but not limited to, any conditions that the Committee may deem necessary or appropriate for the Company to meet its obligations under the Plan.

     SECTION 3.3 TERMINATION OF PARTICIPATION. Once an Executive Employee has become a Participant in the Plan, participation shall continue until the first to occur of (a) payment in full of all benefits to which the Participant or designated Beneficiary is entitled under the Plan or (b) the occurrence of an event specified in this Article which results in loss of benefits.

     SECTION 3.4 EFFECT OF TERMINATION OF EMPLOYMENT PRIOR TO EARLY RETIREMENT DATE. A Participant shall cease to be a Participant and shall forfeit all rights to benefits under this Plan if his employment with the Company is terminated for any reason, including death or disability, prior to his Early Retirement Date, except as provided in Article 9. A Participant's employment shall not be deemed to be terminated by reason of an approved leave of absence granted by the Company.

     SECTION 3.5 EFFECT OF DISABILITY. If a Participant shall be determined to be disabled under the provisions of any policy of disability income insurance maintained by the Company or under any waiver of premium provision on a policy of life insurance maintained by the Company on the life of the Participant, or, in the absence of any such insurance, upon a determination by the Committee based on the opinion of a physician of the Committee's choice that the Participant is unable to perform the major duties of the Participant's employment, then, solely for purposes of determining the Participant's right to benefits under the Plan, such Participant shall not be deemed to have terminated employment with the Company until the date on which the


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Participant has been disabled for six (6) consecutive months or, if earlier, the date of the Participant's death.

     SECTION 3.6 REEMPLOYMENT. Except to the extent that the Company and the Participant agree in writing to the contrary, if a person who ceased to be a Participant by reason of a termination of employment prior to his Early Retirement Date, is reemployed by the Company and becomes a Participant, such Participant's rights under the Plan shall be determined as if such reemployment constituted the Participant's initial employment. All Compensation, Hours of Service, Years of Service, and years of plan participation for periods prior to the date of such Participant's reemployment shall be disregarded in determining such Participant's rights and benefits under this Plan.

     SECTION 3.7 FORFEITURE FOR MISCONDUCT. Notwithstanding any other provision of the Plan, no benefits shall be paid to any Participant who has been convicted (by guilty plea or by adjudication which has become final) of, or has entered a plea of nolo contendere to a charge of, fraud, embezzlement, or other criminal misconduct involving the assets or business of the Company. If a Participant is receiving benefits at the time such final adjudication or plea shall occur, no further benefits shall be paid to the Participant or to the Participant's Beneficiary in the event of the Participant's death. At any time after the filing (or issuance of an indictment) for any criminal charges, which, if sustained, would terminate a Participant's rights to benefits hereunder, the Company may defer any benefit payments which would otherwise become due hereunder until such criminal charges have been finally determined. Any amounts so deferred shall be forfeited or brought current by lump sum payment (without interest), as the case may be, once a final determination has been made.


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     SECTION 3.8    MISSING PERSONS.  If the Company is unable to locate the
Participant or his Beneficiary for purposes of making distribution, the amount of a Participant's benefits under this Plan that would otherwise be considered as nonforfeitable shall be forfeited effective four (4) years after (i) the last date a payment of said benefit was made, if at least one such payment was made, or (ii) the first date a payment of said benefit was directed to be made by the Company, if no payments had been made. If such person is located after the date of such forfeiture, the benefits for such Participant or Beneficiary shall not be reinstated.

     SECTION 3.9 RELATIONSHIP TO OTHER PLANS. Participation in the Plan shall not preclude or limit the participation of the Participant in any other fringe benefit program or plan sponsored by the Company for which such Participant would otherwise be eligible. Unless otherwise specifically provided for in such other program or plan, no portion of any costs incurred by the Company in providing benefits hereunder shall be considered "compensation" of the Participant for purposes of determining the contributions or benefits under such program or plan.


                                 ARTICLE 4. BENEFITS

     SECTION 4.1 NORMAL BENEFIT AMOUNT. A Participant shall be eligible to receive a benefit under this Plan upon termination of employment on or after his Early Retirement Date. The benefit shall be paid in the Standard Form of Benefit, in an amount determined under Sections 4.3 and 4.4. Benefits are calculated on the basis of a Participant's Normal Benefit Amount, as defined in the following paragraph.

     The Normal Benefit Amount for any Participant shall mean monthly annuity payments to the Participant, commencing on his Normal Retirement Date, paid in the Standard Form of


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Benefit, in an amount equal to the greater of (1) the minimum supplemental benefit defined in this Section, or (2) the product of the Participant's Average Monthly Compensation multiplied by the Participant's Target Percentage, such product being (i) reduced by:

          (a) One-half of the Primary Social Security Benefit to which the Participant would be entitled if application were made as of the Normal Retirement Date based upon the law in effect when the Normal Benefit Amount is being calculated and assuming that the Participant receives no further earnings, and

          (b) An amount equal to the monthly benefits that would be paid to the Participant under the Midwest Medical Insurance Holding Company 1986 Pension Plan (or any other qualified Plan(s) to which the Company has agreed to make contributions on the Participant's behalf in lieu of the Midwest Medical Insurance Holding Company 1986 Pension Plan), if (1) the value of the Participant's nonforfeitable benefit under such plan as of the distribution commencement date of such benefit (or on the date of the most recent valuation of such benefit, if no distributions have been made from said plan to the Participant) were projected to his Normal Retirement Date assuming a net growth rate from year to year equal to the interest rate fixed by the Pension Benefit Guaranty Corporation for valuing immediate annuities for single-employer plans terminating as of January 1 of the calendar year in which the Normal Benefit Amount is being determined, and
     (ii) such amount were paid in the form of a

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     straight life annuity for the life of the Participant with monthly payments commencing on the Normal Retirement Date, and

          (c) The amount shown in Schedule B as the Polaris Offset Amount for said Participant,

and (ii) increased by such amounts, if any, as are determined in the sole discretion of the Board.

     For purposes of determining the amount of the monthly annuity that could be purchased with the Participant's projected accrued benefit under the Midwest Medical Insurance Holding Company 1986 Pension Plan (or a substitute plan), the Company shall rely on the annuity amount quoted by the funding agent of the Pension Plan, if such funding agent offers annuity contracts. If the Pension Plan has no funding agent, or the funding agent does not offer annuity contracts, the Company may rely on the annuity amount quoted by any insurance company or other annuity provider deemed by the Company to be reputable. The selection of an insurance company or annuity provider shall be final and binding on all parties.

     The "minimum supplemental benefit" referred to in the second paragraph of this Section is a monthly annuity payment commencing on the Participant's Normal Retirement Date, paid in the Standard Form of Benefit, equal to the product of the Participant's Average Monthly Compensation multiplied by one percent (1%) for each full year of plan participation completed by the Participant, to a maximum of 10%. A year of plan participation shall be a twelve-consecutive-month period measured from the Participant's Entry Date or anniversaries of that date, subject to the loss of credited years of participation under Section 3.6.

     SECTION 4.2 FORMS OF BENEFIT. Except as elected otherwise by the Company in the manner provided herein, benefits under this Plan will be payable in accordance with the Standard Form of Benefit. By written notice provided to the Company prior to the effective date of his or

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her participation in the Plan, a new Participant may elect to receive benefits in an alternative form from among options selected by the Company, rather than the Standard Form of Benefit. At the Company's option, such alternative forms of benefit may include:

          (a)  Monthly annuity payments for the life of the Participant;

          (b) Monthly annuity payments for the life of the Participant with a fixed minimum term of other than ten (10) years;

          (c) Monthly joint and survivor annuity payments for the lives of the Participant and the Participant's spouse; or

          (d) Monthly joint and survivor annuity payments for the lives of the Participant and the Participant's spouse, with a fixed minimum term.

If a Participant elects to receive benefit payments under this Plan in a form other than the Standard Form of Benefit, the amount of the benefit so provided shall be actuarially equivalent to the Normal Benefit Amount paid in the Standard Form of Benefit (based upon the annuity amounts offered by the insurance company or other annuity provider selected by the Company to provide the benefit), adjusted in accordance with Sections 4.3 and 4.4. No Participant shall have any right or option to receive additional current compensation in lieu of any benefit under this Plan.

     The Beneficiary of a Participant shall receive a monthly death benefit if
(a) the Participant was receiving a benefit under the Plan at the time of his death, or would have been eligible to receive a benefit had he retired on the day before his death, and (b) the form of benefit determined under this Section provides for a survivor benefit or payments for a fixed minimum

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term that has not expired. Death benefits shall commence as of the first day of the first calendar month beginning on or after the date of the Participant's death.

     SECTION 4.3 VALUE OF BENEFITS UPON NORMAL RETIREMENT DATE. If a Participant retires or otherwise terminates his employment with the Company for any reason, including death or disability, on or after his Normal Retirement Date, the Participant or his Beneficiary shall be entitled to receive benefits under the Plan equivalent to the Normal Benefit Amount multiplied by the Participant's vesting percentage. The vesting percentage for a Participant is the Participant's Years of Service (including fractional years) multiplied by 10%. The vesting percentage shall never be greater than 100%. Benefits under this Section shall commence as of the first day of the first calendar month beginning on or after the date of termination.

     SECTION 4.4 VALUE OF BENEFITS UPON EARLY RETIREMENT. If a Participant retires or otherwise terminates employment with the Company for any reason, including death or disability, prior to his Normal Retirement Date but after reaching his Early Retirement Date, he or his Beneficiary shall be entitled to receive an early retirement benefit under this Plan commencing on the first day of the first calendar month beginning on or after the date of termination. His early retirement benefit shall be the benefit he would have received under
Section 4.3 had he retired on his Normal Retirement Date, assuming the Participant's Years of Service and Average Monthly Compensation are the same as on his actual termination date, reduced by five-twelfths of one percent (5/12%) for each complete calendar month, if any, by which the Participant's benefit commencement date precedes his Normal Retirement Date.

     SECTION 4.5 EFFECT OF INCOMPETENCY. Every Participant receiving or entitled to receive benefits under this Plan shall be presumed mentally competent until and unless the Company receives written notice in a form and manner acceptable to the Company to the effect that such

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Participant is incompetent and that a guardian, conservator, or other person legally vested with the care of the Participant's estate has been appointed. Such notice shall also specify the name, address, and telephone number of such guardian, conservator, or other person. Upon receipt of such notice the Company may, but shall not be required to, direct benefit payments due such Participant to such guardian, conservator, or other person legally vested with the care of the Participant's estate.

     SECTION 4.6 NO INTEREST PAYABLE. No Participant shall have the right to receive interest on any portion of the total benefits under this Plan that remains unpaid from time to time.


                          ARTICLE 5. BENEFICIARY DESIGNATION

     SECTION 5.1 DESIGNATION BY PARTICIPANT. Each Participant may designate primary and contingent Beneficiaries for any benefits that may remain payable under the Plan at the time of the Participant's death. Such Beneficiaries may be individuals or trusts for the benefit of individuals, except that the Company, in its discretion, may require the designation of a single party to whom benefit payments may be made (as a matter of convenience and without prejudice to the rights of others) where a Participant's beneficiary designation would otherwise require that benefit payments be allocated among four (4) or more recipients. A beneficiary designation by a Participant shall be in writing in a form acceptable to the Company and shall only be effective upon delivery to the Company prior to the Participant's death. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Participant shall control.

     SECTION 5.2 FAILURE TO DESIGNATE BENEFICIARY. In the event there is no beneficiary designation on file with the Company or all Beneficiaries designated by a Participant have predeceased the Participant, any benefits remaining payable under this Plan at the time of the death of the Participant shall be paid to the Participant's spouse, if living; if the Participant does not leave a surviving spouse, to the Participant's issue by right of representation; or, if there are no such issue then living, to the Participant's estate.

     SECTION 5.3 DEATH OF BENEFICIARY. Any portion of a Participant's benefit payable to a Beneficiary shall be paid to the Beneficiary's estate, unless the Beneficiary has previously provided the Company with a written directive naming a successor Beneficiary, in which case such unpaid benefits shall be paid to such named successor Beneficiary.


                                  ARTICLE 6. FUNDING

     SECTION 6.1 SOURCE OF BENEFITS. All benefits under this Plan shall be paid when due by the Company out of its assets. The Company may, but shall have no obligation to, make such advance provision for the payment of such benefits as the Board of Directors may from time to time consider appropriate.

     SECTION 6.2 NO CLAIM ON SPECIFIC ASSETS. In the event the Company shall determine in its discretion to make advance provisions for any portion of its obligations under the Plan, any amounts so set aside shall nonetheless remain the exclusive property of the Company and shall in no event be deemed to constitute a segregated fund, whether in trust or otherwise, for the current benefit of any Participant. No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on his benefits under this Plan prior to distribution and the rights of Participants and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of a general creditor of the Company.


                        ARTICLE 7. ADMINISTRATION AND EXPENSES

     SECTION 7.1 ADMINISTRATION. The Plan shall be administered by the Committee.

     SECTION 7.2 POWERS OF COMMITTEE. The Committee shall have all powers necessary to administer the Plan, including, without limitation, powers:

          (a)  to interpret the provisions of the Plan;

          (b) to establish and revise the method of accounting for the Plan and to maintain the accounts;

          (c) to establish rules for the administration of the Plan and to prescribe any forms required to administer the Plan; and

          (d)  to determine the rights of Participants and Beneficiaries.

     SECTION 7.3 CLAIMS PROCEDURE. The Committee shall notify a Participant in writing within ninety (90) days of his written application for benefits of his eligibility or non-eligibility for benefits under the Plan. If the Committee determines that a Participant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provision of the Plan on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his claim, and a description of why it is needed, and (4) an explanation of the Plan's claims review procedure and other appropriate information as to the steps to be taken if the Participant wishes to have his claim reviewed. If the Committee determines that there are special circumstances requiring additional time to make a decision, the Committee shall notify the Participant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90-day period. If a Participant is determined by the Committee to be not eligible for benefits, or if the Participant believes that he is entitled to greater or different benefits, he shall have the opportunity to have his claim reviewed by the Committee by filing a petition for review with the Committee within sixty (60) days after receipt by him of the notice issued by the Committee. Said petition shall state the specific reasons the Participant believes he is entitled to benefits or greater or different benefits. Within sixty (60) days after receipt by the Committee of said petition, the Committee shall afford the Participant (and his counsel, if any) an opportunity to present his position to the Committee orally or in writing, and said Participant (or his counsel) shall have the right to review the pertinent documents, and the Committee shall notify the Participant of its decision in writing within said sixty (60) day period, stating specifically the basis of said decision written in a manner calculated to be understood by the Participant and the specific provisions of the Plan on which the decision is based. If, because of the need for a hearing, the sixty (60) day period is not sufficient, the decision may be deferred for up to another sixty (60) day period at the election of the Committee, but notice of this deferral shall be given to the Participant.

     In the event of the death of a Participant, the same procedure shall be applicable to his Beneficiaries.

     SECTION 7.4 DELEGATION. The Committee shall have the power to delegate specific duties and responsibilities to officers or other employees of the Company or other individuals or entities. Any delegation by the Committee may allow further delegations by the individual or entity to whom the delegation is made. Any delegation may be rescinded by the Committee at any time. Each person or entity to whom a duty or responsibility has been delegated shall be responsible for the exercise of such duty or responsibility and shall not be responsible for any act or failure to act of any other person or entity.

     SECTION 7.5 REPORTS AND RECORDS. The Company, the Committee and those to whom the Committee has delegated duties under the Plan shall keep records of all their proceedings and actions and shall maintain books of account, records, and other data as shall be necessary for the proper administration of the Plan and for compliance with applicable law.

     SECTION 7.6 EXPENSES. The administrative costs of the Plan shall be borne solely by the Company. No contributions from Participants, whether by way of salary reduction, deferral of bonuses or salary increases, or any other means, will be required or permitted.


                        ARTICLE 8. AMENDMENTS AND TERMINATION

     SECTION 8.1 AMENDMENTS. The Company, by action of the Board, may amend the Plan, in whole or in part, at any time and from time to time. Any such amendment shall be filed with the Plan documents. No amendment, however, may be effective to eliminate or reduce the benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits or the benefits, if any, which any active Participant would be entitled to receive if such Participant retired after the occurrence of an event specified in Section
9.1 immediately before the effective date of such amendment.

     SECTION 8.2 TERMINATION. The Company expects the Plan to be permanent, but necessarily must, and hereby does, reserve the right to terminate the Plan at any time by action of the Board. Any such termination shall not operate to eliminate or reduce benefits of any retired Participant or the Beneficiary of any deceased Participant then eligible for benefits, and active Participants shall become vested in their accrued benefits to the extent and in the manner provided in Article 9 as of the effective date of such termination. Termination of the Plan will not accelerate the distribution of benefits. Benefits shall be paid in accordance with the terms of the Plan as in existence at the time of its termination.


                    ARTICLE 9. ACCELERATION OF VESTING AND ACCRUAL

     SECTION 9.1 ACCELERATED VESTING AND ACCRUAL. Upon the occurrence of one of the events specified in this Section, a Participant, notwithstanding the provisions of Article 4, shall be credited with three additional Years of Service for purposes of vesting. The credited service awarded under the preceding sentence shall be in addition to any Years of Service credited before or after the event. The occurrence of an event specified in this Section will not cause any benefit to be immediately distributable.

     The events referred to in the preceding paragraph, which will cause the accelerated vesting of benefits, shall include the following:

          (a)  The Company terminates the Plan.

          (b)  A "Change in Control" as defined in Section 9.3.

          (c) The voluntary decision by the Company to discontinue its present operations (including the adoption of a plan of liquidation).

          (d) The enactment of legislation providing that the insurance activities of the Company shall be provided by the State of Minnesota or the Federal government.

     In the event that the Company terminates the Plan or a Participant's employment is terminated after the occurrence of an event described in (b), (c) or (d) above (regardless whether the Participant has reached his Early Retirement or Normal Retirement Date), each affected Participant shall have a contingent vested interest in the benefit described in Section 4.3 of the Plan, taking into account the additional Years of Service awarded pursuant to this Section. Vesting of this benefit is contingent upon the Participant's attaining Age 55 or liquidation of the Company while solvent, whichever occurs first. Service after termination of the Plan shall be disregarded and no additional vesting shall be granted after termination of employment. The Average Monthly Compensation used to determine this benefit shall be calculated as of the Normal Retirement Date assuming that the Participant continued employment until his Normal Retirement Date at the same rate of compensation that he was receiving on the day of the Plan termination or his termination of employment, whichever is earlier.

     A benefit described in this Section shall be payable in the Standard Form of Benefit commencing on the Participant's Normal Retirement Date. If the Participant dies after attaining Age 55 but before payments commence under this Article, benefits shall commence to the Participant's Beneficiary on the 60th day following the Participant's death in accordance with the Standard Form of Benefit, including payments retroactive to the first day of the first month beginning on or after the date of the Participant's death, and in an amount which is actuarially equivalent to the Standard Form of Benefit commencing on the Normal Retirement Date. If the 60th day after the Participant's death falls on a weekend or holiday, the initial payment shall be made on the first business day following the 60th day.

     SECTION 9.2    EARLY DISTRIBUTION.  Upon a determination (as defined in
Section 1313 of the Code) that any amounts are includible in a Participant's gross income as a result of benefits to be provided under this Plan, but prior to the receipt of such benefits, a Participant shall be entitled to receive an accelerated, lump sum distribution of the includible amounts. The accelerated benefit shall be paid in a single payment on the 60th day after the date of the determination. Any such distribution shall be deemed a benefit paid pursuant to the Plan and shall be offset, without interest, in determining the amount of any subsequent distribution to the Participant pursuant to the Plan. If the 60th day after the date of the determination falls on a weekend or holiday, the payment shall be made on the first business day following the 60th day.

     SECTION 9.3    CHANGE IN CONTROL.  A Change in Control shall occur if:

          (a) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) becomes the "beneficial owner" (as defined in Rule 13d under the Act) of more than 50 percent of the then outstanding voting stock of Midwest Medical Insurance Holding Company, otherwise than through a transaction arranged by, or consummated with the prior approval of, the Board of Directors of Midwest Medical Insurance Holding Company ("MMIHC Board"); or

          (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the MMIHC Board (and any new director whose election by the MMIHC Board or whose nomination for election by the stockholders of Midwest Medical Insurance Holding Company was approved by a vote of at least 2/3rds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof.

                              ARTICLE 10. MISCELLANEOUS

     SECTION 10.1 NO GUARANTY OF EMPLOYMENT. Neither the adoption and maintenance of the Plan nor the execution by the Company of a participation agreement with any employee shall be deemed to be a contract of employment between the Company and any Participant. Nothing contained herein shall give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time, nor shall it give the Company the right to require any Participant to remain in its employ or to interfere with the Participant's right to terminate his employment at any time.

     SECTION 10.2 RELEASE. Any payment of benefits to or for the benefit of a Participant or a Participant's Beneficiaries that is made in good faith by the Company in accordance with the Company's interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

     SECTION 10.3 NOTICES. Any notice permitted or required under the Plan shall be in writing and shall be hand delivered or sent, postage prepaid, certified or registered mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Participant or Beneficiary. Any such notice shall be effective as of the date of hand delivery or mailing.

     SECTION 10.4 NON-ALIENATION. No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind.

     SECTION 10.5 CAPTIONS. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

     SECTION 10.6 APPLICABLE LAW. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Minnesota, except to the extent such laws are preempted by the laws of the United States of America.

                                   MIDWEST MEDICAL INSURANCE HOLDING
                                   COMPANY

                                   By /s/ David P. Bounk
                                     -------------------------------

                                        Its President
                                           -------------------------

                                      SCHEDULE A



Participant                                       Service Date
-----------                                       ------------
David Bounk                                         7-31-90

Jack Kleven                                          3-8-82

Merlin Bretzman                                     11-5-80

Elizabeth Lincoln                                   8-30-82

Michael Rutz                                        5-15-95

                                      SCHEDULE B



Participant                                  Polaris Offset Amount*
-----------                                  ----------------------
David Bounk                                            $ 0

Jack Kleven                                            676

Merlin Bretzman                                        481

Elizabeth Lincoln                                      228

Michael Rutz                                             0

     *The Polaris Offset Amount is a monthly offset determined by (a) projecting the value at Normal Retirement Date of the Participant's final accrued benefit under the Polaris Qualified Pension Plan, assuming net growth of 6% per year compounded annually commencing February 20, 1986; and (b) amortizing the projected value over 180 monthly periods, assuming a 6% effective annual interest rate compounded monthly with payments on the first day of each month.